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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-24595 registering 6,313,432 shares of common stock pursuant to the Employee Stock Purchase and Savings Plan, Employee Stock Option Plan, Revised and Amended 1996 Stock Incentive Plan, Non-Qualified Stock Option Agreement and Restricted Stock Agreement, Form S-8 No. 333-41979 registering 1,500,000 shares of common stock pursuant to the 1997 Non-Officer Stock Option Plan, and Form S-3 No. 333-64427 for the registration of EEX Corporation debt securities, preferred stock, warrants, and common stock) of EEX Corporation of our report dated February 14, 2000, with respect to the statements of revenues and direct operating expenses of certain oil and gas properties and pipeline assets acquired from Tesoro Petroleum Corporation and Subsidiaries included in this Report (Form 8-K) for the years ended December 31, 1998, 1997, and 1996.


                                    ERNST & YOUNG LLP


Houston, Texas
February 24, 2000